UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SM&A
(Name of Registrant as Specified In Its Charter)

Steven S. Myers Albert S. Nagy Kenneth W. Colbaugh Redge E. Bendheim
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 15, 2008, Steven S. Myers issued the following press release:

SM&A’S FEAR MONGERING AIMED AT INTIMIDATING AND DISTRACTING SHAREHOLDERS AND EMPLOYEES FROM KEY ISSUES OF PROXY CONTEST: LOSS OF SHAREHOLDER VALUE AND DEFICIENT BOARD OVERSIGHT

-Comments On Recent Proxy Advisory Firm Reports-

Newport Beach, California, May 15, 2008— Steven S. Myers, founder, retired chairman and chief executive officer of SM&A (NASDAQ:WINS), today stated that the recent conclusions expressed by ISS RiskMetrics and certain other proxy advisory firms regarding nominees for the SM&A Board of Directors fail to recognize that the Myers slate of director nominees would enhance the expertise of the SM&A board.

Mr. Myers said, “In the last week, SM&A’s current management team has focused on using scare tactics to intimidate shareholders and employees and diverting their attention from the key issues of this contest: the severe loss of shareholder value and the lack of corporate governance, transparency and accountability under the current board.”

ISS RiskMetrics in its report clearly confers and states that:

“We believe that the dissident shareholder has made a valid case for a change and greater management oversight given the sustainable poor performance of the company.”

The ISS RiskMetrics Report also makes clear the following:

“…the stock price has seen a significant decline in recent past under the current board supervision, which suggests that some change may be needed at the company.”

“…we note that the company’s stock price has suffered under the new management despite improved financial performance.”

The ISS RiskMetrics report is critical, as we were in our press release of May 8th, of the modified credit agreement entered into by SM&A with City National bank on May 1st.

Their report highlights: “We have concerns with regard to the ‘Event of Default’ provision included in the aforementioned credit agreement” [which] “would hinder shareholders’ ability to affect board changes at the company.”

“We have some concerns with regard to the company’s decision with respect to the new loan agreement. We believe sound corporate governance suggests that shareholders should have the ultimate ability to determine the future of their investment. Removal of directors should not be tied to the risk of default under financing transactions. We share the dissident concerns with regard to the independent management oversight.”

All of this points to poor board governance, questionable decision making and inadequate representation of shareholder interests on the current board.

Mr. Myers added, “Because of inadequate board oversight, the current management team has ignored the key issue of poor stock price performance. They have instead intimidated shareholders by claiming that they are irreplaceable, and that without their continued tenure the company would collapse. This is ridiculous.”

The Myers slate of director nominees — Steven S. Myers, Albert S. Nagy, Kenneth Colbaugh and Redge Bendheim — will assure shareholders of the best qualified board to grow SM&A’s business leadership and in turn maximize shareholder value. The Myers nominees own in the aggregate almost 17% of SM&A’s outstanding common shares, compared to less than 2% owned by the current board. The Myers nominees’ interests are fully aligned with the economic interests of all SM&A shareholders. The Myers nominees offer SM&A and its shareholders extensive industry and financial expertise developed through years of experience in working with SM&A. This is in sharp contrast to the less than extensive company, industry and financial backgrounds of the present board.

The Myers director nominees’ priority is to grow SM&A’s business leadership and to achieve enhanced shareholder value. We are committed to: 1) providing better financial oversight to ensure reasonably accurate guidance; 2) correcting accounting methodology to remedy the negative impact of the accounting process employed by SM&A related to the PPI acquisition; 3) improving fiscal strategy to more effectively deploy available cash; and 4) reversing the recent attrition of critical talent.

We urge all shareholders to vote the GOLD PROXY CARD TODAY for the Myers director nominees.

Proxy Material from Steven S. Myers has already been distributed to all shareholders including a GOLD PROXY CARD.  Mr. Myers urges all shareholders to vote only the GOLD PROXY CARD.  If you have any questions, or need assistance with voting, please contact:

Georgeson Inc.

Toll Free (800) 561-3837

SM&A, based in Newport Beach, Calif., provides competition management and program support services to major industrial customers in the Aerospace & Defense, Information Technology, Telecommunications, and other industries.

Media Contact:	Victoria Weld/John Patteson
Kekst and Company
212-521-4800

THIS PRESS RELEASE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY.  IT DOES NOT PERTAIN TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEEDS OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESS RELEASE, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION.  THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF STEVEN S. MYERS, AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO SM&A (THE “ISSUER”).

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES.  YOU SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS.  MR. MYERS ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

MR. MYERS RESERVES THE RIGHT TO CHANGE ANY OF HIS OPINIONS EXPRESSED HEREIN AT ANY TIME AS HE DEEMS APPROPRIATE.  MR. MYERS DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

MR. MYERS HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENT OR INFORMATION INDICATED IN THIS PRESS RELEASE OR THE PRESENTATION REFERRED TO HEREIN AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES.  ANY SUCH STATEMENT OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.  NO WARRANTY IS MADE THAT DATA OR INFORMATION, WHETHER DERIVED OR OBTAINED FROM FILINGS MADE WITH THE SEC OR FROM ANY THIRD PARTY, IS ACCURATE.

EACH OF MR. MYERS, KENNETH W. COLBAUGH, ALBERT S. NAGY AND REDGE E. BENDHEIM (COLLECTIVELY, THE “PARTICIPANTS”) IS DEEMED A PARTICIPANT IN THE SOLICITATION OF PROXIES DESCRIBED IN THIS PRESS RELEASE.  INFORMATION REGARDING THE PARTICIPANTS AND

THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY OWNERSHIP OR OTHERWISE, IS AVAILABLE IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY MR. MYERS WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2008.

ALL STOCKHOLDERS OF THE ISSUER ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY MR. MYERS FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS OF THE ISSUER BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION.  THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF THE ISSUER.  STOCKHOLDERS OF THE ISSUER MAY OBTAIN COPIES OF THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, MR. MYERS WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

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